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                                                                      EXHIBIT 21

              SUBSIDIARIES OF THE REGISTRANT, ANVIL HOLDINGS, INC.


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NAME OF CORPORATION                JURISDICTION OF INCORPORATION
-------------------                -----------------------------

Anvil Knitwear, Inc.               Delaware

    Cottontops, Inc.               North Carolina

    A.K.H., S.A.                   Honduras

    Estrella Mfg. Ltda.            Honduras

    Star, S.A.                     Honduras

    Livna, Limitada                El Salvador

    CDC GmbH                       Germany
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